UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 26, 2013

HOMESTREET, INC.
(Exact name of registrant as specified in its charter)

Washington	001-35424	91-0186600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 Union Street, Ste. 2000, Seattle, WA 98101
(Address of principal executive offices) (Zip Code)
(206) 623-3050
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On July 26, 2013, HomeStreet, Inc.'s wholly-owned subsidiary, HomeStreet Bank (the “Bank”), entered into separate definitive agreements with Fortune Bank, a Washington state-chartered bank (“Fortune”), and with YNB Financial Services Corp., the parent company of Yakima National Bank, a national banking association (“Yakima National”), pursuant to which HomeStreet Bank will acquire the two financial institutions. The transactions, which have been approved by the boards of directors of HomeStreet, Fortune and Yakima National, are subject to regulatory approval, their respective shareholders' approvals and are expected to close in the fourth quarter of 2013.

The press release and a slide presentation regarding the proposed transactions are attached as Exhibit 99.1 and 99.2.
The information in this report, including the press release furnished as Exhibit 99.1 and the slide presentation furnished as Exhibit 99.2 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.
Exhibit 99.1    HomeStreet, Inc. press release announcing definitive agreements to purchase Fortune Bank and Yakima National Bank
Exhibit 99.2    HomeStreet, Inc. slide presentation regarding the proposed transactions

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 26, 2013.

HomeStreet, Inc.

By:	/s/ Godfrey B. Evans
Godfrey B. Evans
Executive Vice President, Chief Administrative
Officer, General Counsel and Corporate Secretary